Exhibit 99.1
Atmel Announces First Quarter 2003 Financial Results

   SAN JOSE, Calif.--(BUSINESS WIRE)--April 17, 2003--Atmel Corporation (Nasdaq: ATML), a worldwide leader in the development, fabrication and sale of advanced semiconductors, today announced financial results for the first quarter ended March 31, 2003.
   Revenues for the first quarter of 2003 totaled $296,478,000, versus $304,631,000 in the fourth quarter of 2002 and $275,773,000 in the first quarter of 2002. This represents a sequential decline in revenues of 3% and year over year growth of 8%. Net loss for the first quarter of 2003 totaled $53,120,000 or $0.11 per share. The net loss for the first quarter included an expense of $10 million, or $0.02 per share, related to a patent licensing agreement with IBM. In the fourth quarter of 2002, the Company reported a net loss of $16,207,000 or $0.03 per share. The net loss for the fourth quarter 2002 included a positive $0.03 per share related to a gain on early retirement of debt offset by restructuring charges. In the first quarter of 2002, the Company's net loss was $44,333,000 or $0.09 per share.
   Cash and cash equivalents and short term investments as of March 31, 2003 were approximately $434 million, representing a decrease of $12.1 million from December 31,2002. During the same period, total debt was reduced by $25.8 million. The Company also has $23.5 million in restricted cash. Additionally, accounts receivable and inventory decreased by $7.3 million and $8.8 million respectively during the quarter.
   "First quarter revenues were slightly lower than expected, primarily due to pricing pressure in the serial EEPROM market," stated George Perlegos, Atmel's President and Chief Executive Officer. "However, we were very pleased with the performance of our ASIC business, specifically smart cards, which experienced healthy growth and received significant design wins, including the silicon platform for the next generation of chip-based bank cards."
   Perlegos added, "During the quarter, we shipped a record number of our proprietary AVR microcontrollers and began seeing signs that this market is improving, as indicated by our current and potential customers' purchases of in-circuit emulators and starter kits.
   "Additionally, we remain focused on adding to our significant intellectual property and expertise to help customers offer smaller, portable, wireless, secure, cost-effective and complete system solutions. During the quarter, we introduced a single-chip dual Ethernet 802.11b wireless LAN with advanced security features, established compliance with the Trusted Computing Group, a newly formed organization driving the standards of security, and introduced the ARM-9 microcontroller architecture geared toward enhanced performance applications in our ASIC group," concluded Perlegos.

   Outlook

   The Company believes that in the second quarter of 2003, revenues should grow 2-4% sequentially, reaching about $302-308 million. Additionally, R&D should be approximately $60-63 million, while SG&A should remain between $30-33 million. Finally, gross margins should remain approximately 22% in the second quarter.

   Teleconference

   Atmel will hold a teleconference at 3:00 PM Pacific Daylight Time today to discuss first quarter financial results. Atmel will provide a real-time audio broadcast of the teleconference from the Investor Relations page of its website at http://www.atmel.com. Investors may access the live teleconference by dialing 212-329-1452, passcode 532535.
   A webcast replay will be available for twelve months after the teleconference at http://www.atmel.com. Atmel will also provide a telephone recording of the teleconference, which will be available for 48 hours, starting approximately at 6:00 PM PDT today. Interested parties may listen to the playback of the teleconference by calling the following number: 1-303-590-3000 and entering the passcode 532535.

   About Atmel

   Founded in 1984, Atmel Corporation is headquartered in San Jose, California, with manufacturing facilities in North America and Europe. Atmel designs, manufactures and markets worldwide, advanced logic, mixed-signal, nonvolatile memory and RF semiconductors. Atmel is also a leading provider of system-level integration semiconductor solutions using CMOS, BiCMOS, SiGe, and high-voltage BCDMOS process technologies.

   Note to Editors: All rights reserved. Atmel and the Atmel logo are the registered trademarks of Atmel Corporation or its subsidiaries. Other terms and product names may be the trademarks of others.
   Information in this release regarding Atmel's forecasts, outlook, expectations and beliefs are forward-looking statements that involve risks and uncertainties. These statements include statements about Atmel's expected revenue, operating costs and gross margins for the second quarter of 2003, new product shipments and market position. All forward-looking statements included in this release are based upon information available to Atmel as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statement. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new technologies, ability to ramp new products into volume, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets, ability to integrate and manage acquisitions, and other risks detailed from time to time in the Atmel's SEC reports and filings, including our Form 10-K, filed on March 24, 2003 and subsequent Form 10-Q reports.


                           Atmel Corporation
               Condensed Consolidated Income Statements
                 (In thousands, except per-share data)
                              (Unaudited)

                                               Three Months Ended
                                                      March 31
                                                2003           2002
                                           ---------------------------

Net revenues:                               $296,478       $275,773

Expenses:
    Cost of sales                            232,400        223,469
    Research and development                  64,174         63,174
    Selling, general and
     administrative                           31,573         30,305
        Total expenses                       328,147        316,948
                                    --------------------------------

Operating loss                               (31,669)       (41,175)
Interest and other income
 (expense),  net                             (18,451)        (8,084)
                                    --------------------------------
Loss before taxes                            (50,120)       (49,259)
Income tax benefit (provision)                (3,000)         4,926
                                    --------------------------------

Net loss                                    ($53,120)      ($44,333)
                                    ================================


Basic net loss per share                      ($0.11)        ($0.09)
Diluted net loss per share                    ($0.11)        ($0.09)
Shares used in basic net loss per-
 share calculation                           467,473        466,782
Shares used in diluted net loss per-
 share calculation                           467,473        466,782


                           Atmel Corporation
                 Condensed Consolidated Balance Sheets
                            (In thousands)
                              (Unaudited)


                                      March 31, 2003 December 31, 2002
                                     ---------------------------------
Current assets:
  Cash and cash equivalents                 $310,975         $346,371
  Short-term investments                     122,769           99,431
  Accounts receivable, net                   187,848          195,182
  Inventories                                267,247          276,069
  Other current assets                       125,216          107,672
                                     ---------------------------------
       Total current assets                1,014,055        1,024,725
Fixed assets, net                          1,026,973        1,049,031
Fixed assets held for sale                   170,694          174,651
Other assets                                  45,569           32,025
Restricted cash                               23,450           22,127
                                     ---------------------------------
       Total assets                       $2,280,741       $2,302,559
                                     =================================
Current liabilities:
  Current portion of long-term debt         $161,596         $163,444
  Convertible notes                          134,290          132,485
  Trade accounts payable                     104,286           95,002
  Accrued liabilities and other              296,744          295,725
  Deferred income on shipments to
   distributors                               20,294           20,791
                                     ---------------------------------
       Total current liabilities             717,210          707,447

Convertible notes                            196,546          194,248
Long-term debt less current portion          231,202          259,261
Other long-term liabilities                  186,462          172,460
                                     ---------------------------------
       Total liabilities                   1,331,420        1,333,416

Stockholders' equity:
  Common stock                             1,341,137        1,307,839
  Accumulated Deficit                       (391,816)        (338,696)
                                     ---------------------------------
       Total stockholders' equity            949,321          969,143
       Total liabilities and
        stockholders' equity              $2,280,741       $2,302,559
                                     =================================

    CONTACT: Atmel Corporation
             Bob Avery, 408/451-4841 (Interim CFO)
             Steven Horwitz, 408/487-2677 (Director, IR)